AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 27th day of November, 2018, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule in Exhibit K of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend Exhibit K of the Agreement effective November 1, 2018 as follows.

Exhibit K, is hereby superseded and replaced by Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

tRUST FOR ADVISED PORTFOLIOS        U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick            By: /s/ Anita M. Zagrodnik

Name: Christopher E. Kashmerick            Name: Anita M. Zagrodnik
Title: President                    Title: Senior VP 1/2/19

Exhibit K to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Name of Series
Fulcrum Diversified Absolute Return Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at November, 2018

Annual Service Charges to the Fund*

▪	Base Fee for 1st CUSIP $_ per year

▪	Additional CUSIP Fee $_ per year

▪	NSCC Level 3 Accounts $_per open account

▪	No-Load Fund Accounts $_ per open account

▪	Load Fund Accounts $_per open account

▪	Closed Accounts $_ per closed account

Annual Basis Point Fee
_ basis point on the first $_
_ basis points on the next $_
_ basis points on the balance

Services Included in Annual Basis Point Fee

▪	Telephone Calls

▪	Voice Response Calls

▪	Manual Shareholder Transaction & Correspondence

▪	Omnibus Account Transaction

▪	Daily Valuation/Manual 401k Trade

▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.

▪	NSCC System Interface

▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.

▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP - $_ per CUSIP

▪	Expedited CUSIP Setup - $_per CUSIP (Less than 35 days)

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services - E-Commerce Services Fee Schedule at November, 2018

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

•	Digital Investor

•	Implementation - $_ per fund group

•	Annual Base Fee - $_ per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

•	Activity (Session) Fees:

•	Inquiry - $_ per event

•	Login Challenge - $_ per event

•	Account Maintenance - $_per event

•	Transaction - financial transactions, duplicate statement requests, etc. - $_ per event

•	New Account Set-up - $_ per event

•	Bank Verification Attempt - $_per event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company - file generation and delivery - $_per year

▪	Per Record Charge

•	Rep/Branch/ID - $_

•	Dealer - $_

•	Price Files - $_ per record or $_per user per month, whichever is less

Vision Electronic Statement Service
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•	Inquiry Only

•	Inquiry - $_ per event

•	Per broker ID - $_ per month per ID

▪	Transaction Processing
•Implementation - $_ per management company
•Transaction - purchase, redeem, exchange, literature order - $_ per event
•New Account Setup - $_per event
•Monthly Minimum Charge - $_ per month

▪	Electronic Statements**

•	Implementation- $_ per fund group
•Load charges-$_ per image
•Archive charge (for any image stored beyond 2 years)-$0.015 per document
**Vision ID and event charges also apply.

Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.

•	$_ per Month - Unlimited Users

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services - E-Commerce Services Fee Schedule (Continued) at November, 2018

eConnect
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

▪	$_ per Email

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

▪	STAT - Statement and Tax Form Storage & Retrieval
• Setup: $_ per user
• Support: $_ per user per month

▪	ReportSource - Report and Data File Storage & Retrieval
• Setup: Included in initial fund setup on Transfer Agent system
• $_ per user per month beyond 2 users included as part of setup

Additional Data Delivery Services

▪	Ad Hoc per PowerSelect File Development

•	Standard ad-hoc select: $_ per file

•	Custom coded data for recurring, scheduled delivery: $_ per hour consultation and programming development

•	Support: $_ per file per month for recurring files/reports scheduled for delivery via Report Source.

•	Recurring files scheduled for delivery via Report Source.

▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)

•	Setup: $_ one-time fee

•	Support: $_ per file per month

▪	File Delivery to Alternate Sales Reporting Provider

•	Setup: $_ one-time fee

•	Maintenance Fee: $_ per file per month

Programming Charges (subject to change at prevailing rate of vendor)

▪	$_ per hour

▪	Charges incurred for customized services based upon fund family requirements including but not limited to:

•	Fund setup programming (transfer agent system, statements, options, etc.)

•	Conversion programming - Customized service development

•	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

•	All other client specific customization and/or development services

Chat Services

▪	Implementation Fee - $_

▪	Monthly Fee - $_per month

▪	Per Chat Fee - $_ per chat or $_ per minute of chat

Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements including hours, data sourcing and reporting.

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services - E-Commerce Services Fee Schedule (Continued) at November, 2018

Recordkeeping Application Access

▪	Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers

•	$_ implementation

•	$_ per month

▪	Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers

•	Cost varies depending upon location and bandwidth

▪	TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

•	$_ implementation

•	$_ per ID per month

▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

•	$_ implementation

•	$_per ID per month

▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.

•	$_ implementation

•	$_ per ID per month

▪	Automated Work Distributor (AWD) - Image and workflow application.

•	$_ implementation

•	$_per ID per month

▪	Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.

•	$_ implementation

•	$_ per ID per month

▪	PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.

•	$_ per month

Electronic Form Delivery and Signature Capture

▪	Implementation fee - $_ (includes 15 forms)

▪	Additional setup fee - $_ for each additional form and email template

▪	Form and fund logo modifications - $_ per form, $_per updated Fund Logo

▪	Monthly minimum fee - $_ per month

▪	Per electronic envelope Fee - $_

Transfer Agent Training Services

▪	On-site at USBFS - $_ per day

▪	At Client Location - $_ per day plus travel and miscellaneous expenses if required

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

▪	$_ per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:

▪	$_ setup per fund group

▪	$_ per month administration

▪	$_ per received email correspondence

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2018

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

▪	$_ per fund group per month

Literature Fulfillment Services
Account Management/Database Administration

•	$_ per month

•	Receiving - $_ per SKU

•	Order Processing - $_per order

•	Skid Storage - $_ per month per location

•	Disposal - $_ per SKU
Inbound Teleservicing Only

•	Account Management - $_ per month (OR)

•	Call Servicing - $_ per call
Lead Source Reporting

•	$_ per month
Closed Loop Reporting

•	Account Management - $_ per month

•	Database Installation, Setup - $_ per fund group
Miscellaneous Expenses

•	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

▪	$_ per Month

CTI Reporting
Integrated custom detailed call reporting

▪	$_ per monthly report

Fund Characteristic Change

▪	Fund Name Change - $_ per fund/ per change

▪	Fund CUSIP Change - $_ per fund/ per change

Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site

▪	Initial data population: $_ for less than 25 CUSIPS / $_ for 25 CUSIPS or more

▪	Monthly maintenance: $_ per management company

▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $250/hour

Dealer Survey Completion
Dealer fund survey requests - $_per hour for completion and quality validation

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2018

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees

▪	$_ per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)

▪	$_ per transfer to successor trustee

▪	$_ per participant distribution (Excluding SWPs)

▪	$_ per refund of excess contribution

▪	$_ per reconversion/re-characterization

Additional Shareholder Paid Fees

▪	$_ per outgoing wire transfer or overnight delivery

▪	$_ per telephone exchange

▪	$_ per return check or ACH or stop payment

▪	$_per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:

▪	$_ setup per fund group

▪	$_ per certificate transaction

Real Time Cash Flow

▪	Implementation (one time charge) & Recurring Charges (monthly)

•	5 Users - $_

•	10 Users - $_

•	20 Users - $_

•	30 Users - $_

•	40 Users - $_

•	50 Users - $_

▪	Training

•	WebEx - $_per user

•	On Site at USBFS - $_ per day

•	At Client Location - $_ per day plus travel and miscellaneous expenses if required

▪	Real Time Data Feeds

•	Implementation (per feed) - $_ per hour (8 hour estimate)

•	Recurring (per feed) - $_ per month

Fund Event*** Services

▪	Programming & File Delivery - $_/hour

▪	Project Management/Analysis - $_/hour

▪	Account Data Retention - $_/account/month until purged****

▪	CUSIP Data Retention - $_/CUSIP/month until purged****
***Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)
****FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2018

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

▪	$_MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)

▪	$_MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪$_MARS Sales Reporting (Includes 5 Sales Users)

▪	$_MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪$_ - Enhanced Services^
^Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)

▪	$_ - SalesForce.com Integration

▪	$_ - Custom Data Interface

▪	$_ - OmniSERV Setup

▪	$_ - Standard Interface

▪	$_ - Additional OmniSERV Interface

Standard Version 8i Licenses (Monthly Fee Per User)

▪	$_ - Sales Reporting

▪	$_ - 22c-2 Compliance

▪	$_- CRM

▪	$_ - SFDC

Standard Version 8i Products & Services (Monthly Fee)

▪	$_ - OmniSERV

▪	$_- Daily Transaction Load from Sales Portal

▪	$_ - Monthly Asset Load from Sales Portal

▪	$_ - SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2018

MARS Sales Reporting & Compliance Services

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size

▪	$_ - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees based on AUM)

▪	$_ (AUM $_)

▪	$_ (AUM $_

▪	$_/month (AUM $_9)

▪	$_/month (AUM $_)
Once an AUM of $_ has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $_per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $_per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)

▪	$_- Custom Data Interface

▪	$_- Standard Interface

▪	$_ - OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training

▪	_ /day plus travel and out-of-pocket expenses.

Note: Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2018

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $_ per statement

•	Document Consent Processing, Suppression, and Notification - $_ per suppressed statement

•	Development & Implementation of Electronic Confirm Statements - $_ initial setup fee
Note: Quarterly minimum fee of $_.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $_ per statement

•	Document Consent Processing, Suppression, and Notification - $_ per suppressed statement

•	Development & Implementation of Electronic Investor Statements - $_ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $_ per statement

•	Document Consent Processing, Suppression, and Notification - $_per suppressed statement

•	Development & Implementation of Electronic Tax Statements - $_ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

•	Document Loading, Storage, and Access

•	Document Consent Processing, Suppression, and Notification - $_per suppressed statement

•	Development & Implementation of Electronic Compliance Documents - $_ initial setup fee
Note: Annual compliance minimum fee of $_.

Related Digital Investor Fees

▪	View Consent Enrollment - $_ per transaction

▪	Consent Enrollment - $_ per transaction

▪	View Statements - $_ per view

Notes:

▪	Statements presented as PDF documents

▪	Statements will be loaded for all accounts, regardless of consent

▪	Three year minimum term

▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired
Digital Investor customization charges apply

(Signature on the following page)

Exhibit K (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedules on this Amended Exhibit K.

Fulcrum Asset Management, LLP

By: /s/ Joe Davidson

Printed Name and Title: Joe Davidson, COO Date: 12/27/18